UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2009

MetLife, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-15787 (Commission File Number)	13-4075851 (IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188 (Zip Code)
(Address of Principal Executive Offices)

212-578-2211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 30, 2009, MetLife, Inc., a Delaware corporation (“MetLife”), entered into (i) an underwriting agreement (attached hereto as Exhibit 1.1 and incorporated herein by reference) (the “Underwriting Agreement”), and (ii) a pricing agreement (attached hereto as Exhibit 1.2 and incorporated herein by reference) (the “Pricing Agreement”) relating to $500,000,000 aggregate principal amount of 10.750% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069 (the “junior subordinated debentures”), each among MetLife and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Underwriters agreed to purchase the junior subordinated debentures from MetLife.
     The junior subordinated debentures are being offered and sold pursuant to the shelf registration statement on Form S-3 (File No. 333-147180 under the Securities Act) filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 6, 2007, and a prospectus supplement dated June 30, 2009 (the “Prospectus Supplement”). The terms of the junior subordinated debentures are set forth in the Prospectus Supplement (previously filed on July 1, 2009 with the Commission pursuant to Rule 424(b)(5) under the Securities Act).

Item 9.01 Financial Statements and Exhibits.
     The following documents are filed with reference to and hereby incorporated by reference into the Registration Statement.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	1.1	Underwriting Agreement dated June 30, 2009 among MetLife and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters.

	1.2	Pricing Agreement dated June 30, 2009 among MetLife and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters, relating to the junior subordinated debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Gwenn L. Carr
Name:     Gwenn L. Carr

Title:	Senior Vice-President

Date: July 2, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit

1.1	Underwriting Agreement dated June 30, 2009 among MetLife and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters.

1.2	Pricing Agreement dated June 30, 2009 among MetLife and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters, relating to the junior subordinated debentures.